SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

|_|  Preliminary Proxy Statement
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                  Global Entertainment Holdings/Equities, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

     (2)      Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)      Proposed maximum aggregate value of transaction:

     (5)      Total fee paid:


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid: -----------------------------------------------
2.       Form, Schedule or Registration Statement No.: -------------------------
3.       Filing Party: ---------------------------------------------------------
4.       Date Filed: -----------------------------------------------------------
1.

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

                             6235 South 90th Street

                                 Omaha, NE 68127

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on August 30, 2000

                            -------------------------

August 14, 2000

     Pursuant to a vote of the Board of Directors, an Annual Meeting of Shareholders of Global Entertainment Holdings/Equities, Inc. is hereby called to be held on August 30, 2000 at 10:00 a.m. at Harvey's Hotel and Casino, at 1 Harveys Blvd., Council Bluffs, IA 51501 for the following purposes:

          1.   To elect the Board of Directors for the ensuing year;

          2. To ratify and approve the selection by the Board of Directors of Clyde Bailey, P.C. as the Company's independent accountants for the current year; and

          3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     All  shareholders  are  invited  to  attend  the  meeting,   although  only
shareholders of record at the close of business on July 14, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     By order of the Board of Directors



     David Wintroub, President

     Those who cannot attend the meeting are urged to sign, date, and otherwise complete the enclosed Proxy and return it promptly in the enclosed envelope. Any shareholder giving a proxy has the right to revoke it any time before it is voted.

Omaha, Nebraska
August 14, 2000

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                             6235 South 90th Street
                                 Omaha, NE 68127
                           --------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on August 30, 2000
                            -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Entertainment Holdings/Equities, Inc., a Colorado Corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at Harvey's Hotel and Casino, at 1 Harveys Blvd., Council Bluffs, IA 51501, at 10:00 a.m. on August 30, 2000, and at any and all adjournments of such meeting.

     If the enclosed proxy is properly executed and returned in time to be voted upon at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted for management's proposal; for each nominated Director named on this proxy, for the CPA named on this proxy, and each other proposal therein specified, unless a contrary choice is specified.

     Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise, buy delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the Company in nominee names, to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out of pocket expenses which they may incur in so doing.

     The Company's executive offices are located at 6235 South 90th Street, Omaha, Nebraska 68127.

DESCRIPTION OF BUSINESS

     This report on Form 10-KSB contains forward-looking statements that involve risks and uncertainties. Global Entertainment Holdings/Equities, Inc.'s ("Global") actual results may differ significantly from the results discussed in the forward-looking statements.

Forward-Looking Information-General

     This report contains a number of forward-looking statements, which reflect Global's current views with respect to future events and financial performance including statements regarding Global's projections, and the internet gaming industry. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. In this report, the words "anticipates", "believes", "expects", "intends", "future", "plans", "targets" and similar expressions identify forward-looking statements. Readers are cautioned to not place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof Global undertakes no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

     Additionally, these statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks including, but not limited to, Global's dependence on limited cash resources, and its dependence on certain key personnel within Global. Accordingly, actual results may differ, possibly materially, from the predictions contained herein.

1:1 Company Description

     Global Entertainment Holdings/Equities, Inc. (the "Company") was incorporated in the State of Colorado as Masadi Resources, Inc. ("Masadi"), on July 10, 1997. On February 10, 1998, Masadi filed with the State of Colorado, Articles of Amendment to its Articles of Incorporation and changed its name to International Beverage Corporation. On August 27, 1998, pursuant to a Merger Agreement, International Beverage Corporation, merged into Global Entertainment Holdings/Equities, Inc. (Global). International Beverage Corporation became the surviving corporation and on August 27, 1998, changed its name to Global Entertainment Holdings/Equities, Inc. which is now known as the Company.

     On June 30, 1998, Global entered into an Agreement of Purchase and Sale whereby Global acquired 100% of the issued and outstanding shares of Interactive Gaming and Wagering NV ("IGW"), a Netherlands Antilles Corporation and is currently a wholly owned subsidiary of the Company. Interactive Gaming and Wagering, was incorporated in Curacao, Netherlands, Antilles on May 19, 1997, and is engaged in the business of conception of software programs for the gaming and wagering industry.

     Masadi's purpose for incorporation was to pursue its business activity in the oil and gas exploration and production business within the geographical boundaries of the North American Continent with emphasis on the Continental United States. On November 15, 1997, Masadi's shareholders voted to change its business direction and pursue opportunities in the Beverage Industry and on February 10, 1998, changed its name to International Beverage Corporation. Pursuant to the change in business direction, International Beverage Corporation entered into a Purchase and Sale Agreement with Beverage Source Worldwide, Inc. whereby Beverage Source Worldwide, Inc. became a wholly owned subsidiary. The Purchase and Sale Agreement with Beverage Source Worldwide, Inc. was subsequently rescinded for non-performance by International Beverage Corporation and Beverage Source Worldwide, Inc.

     International Beverage Corporation began trading on the OTC Bulletin Board on March 18, 1998, under the symbol "IBVC". The Company, to better reflect its name change to Global Entertainment Holdings/Equities, Inc., changed its trading symbol on September 9, 1998, to "GAMM".

     The Company's stock is presently traded on the Over The Counter Bulletin Board under the trading symbol "GAMM". The Company is a holding company that concentrates its efforts in the area of Internet related companies, with special attention to the online gaming software sector. The Company provides financial advisory services including; mergers and acquisitions , capital investment and general investment banking services to emerging Internet related companies. Currently, the Company owns 100% of the issued and outstanding stock of Interactive Gaming and Wagering (IGW) and as of the September 20, 1999, acquired 100% of the issued and outstanding stock of Prevail Online, Inc. a Colorado Corporation with principal offices in San Francisco, CA that provides Web publishing related services.

Interactive-Gaming & Wagering N.V.

     Interactive Gaming & Wagering, NV (IGW) is engaged in the development, licensing and hosting of proprietary Internet and telephony based gaming software. IGW's corporate Web site is www.interactive-gaming.com. IGW offers a turnkey service solution to its software licensees, including gaming license consulting, facilities services, online casino and sportsbook software, 800 call center sportsbook software, training, application hosting services, web site design, development and hosting, and internet telecommunications services.

     At June 30, 1998, IGW completed the testing and implementation of its proprietary online sportsbook software through a licensee, www.VIPsports.com. As a result, www.VIPsports.com has experienced significant business growth which can be directly attributed to the successful testing and implementation program provided by IGW.

     As of the date of this filing, IGW has entered into licensing contracts with several software licensees for its gaming software. The following is a current list of the Company's eleven fully operational software licensee Web sites.

1.   www.vipsports.com
2.   www.vipcasinos.com
3.   www.5cardcharlie.com
4.   www.fairdealsports.com
5.   www.fairdealcasino.com
6.   www.gamedaycasino.com
7.   www.gamedaysportsbook.com

8.   www.wssbcasino.com

9    www.wallstreetsuperbook.com

10. www.fivecardcharlie.com

1.

11. www.vipsoccer.com

Prevail Online, Inc.

     On September 20, 1999, the Company completed an agreement of purchase and sale for the purchase and acquisition of 100% of the issued and outstanding stock of Prevail Online, Inc., a Colorado Corporation with its principle office in San Francisco, CA. Pursuant to the terms of the acquisition, the Company conducted a tax-free exchange of 163,500 shares of its common stock for 100 % of the issued and outstanding shares of Prevail Online. Prevail Online will operate as a wholly owned subsidiary of Global.

     Prevail Online operates three independent online services that attract consumers with a combination of highly focused content and superior marketing techniques which has made its sites among the most popular on the Web. Prevail Online's services deliver gaming directory information through its Website www.wheretobet.com, real time sports gaming news and statistics through www.thesportsdaily.com, and mainstream online wagering information via www.netbet.org.

1:2 Products and Services

     Through its wholly owned subsidiaries, the Company develops and provides its software products, Web publishing services and Web hosting services to the independent licensees. To its licensees, the Company provides:

Set-up

1.   Assistance in procuring gaming license with the host government.
2.   Concept development and design of virtual casino "theme."
3.   Customization and system integration.
4.   Hosting of servers.
5.   Assistance in establishing e-commerce systems.

Software Features

1. Real-time functionality.

2. Advanced graphical user interface for enhanced visual and audio effects.

3. Preservation and analysis of all gaming data, including win/loss, game preferences and monitoring of player activities.

4. Accurate reporting of return on advertising Investment to optimize marketing resources

5. Provision of credit card processing e-commerce and other banking services.

Java Casino Games

     IGW's Java games utilize the Java programming language to provide easily accessible online games to the Company's licensees' Web sites. The cross-platform nature of Java makes it possible to play these games on all major operating systems, online, with no download requirements. IGW software currently provides four (4) casino style Java Games (Videopoker, Blackjack, Roulette, Slots) for players to wager on, with several additional Java games projected to be released throughout FY2000.

1:3 Growth Strategy

     The development of telecommunications and the emergence of new technology have created opportunities to develop new, efficient and secure ways to deliver information and entertainment to consumers. The Company intends to capitalize on its technological niche and expertise to become a world leader in online gaming software systems. The Company's key strategic objectives are to: (i) continue supporting core holdings of Internet gaming software development and licensing;
(ii) expand to other Internet markets, through acquisitions in the content and publishing markets; and (iii) pursue opportunities in e-commerce through the Company's wholly owned subsidiary, IGW. The Company will develop the software to integrate the banking operation for e-commerce. The Company will continue to develop software that enables e-commerce through their licensee's web sites as part of the Company's software solution. The Company proposes to seek a joint venture partner to facilitate credit card transactions, for their licensee web sites. However, currently no acquisitions or joint ventures have been identified.

     The Company intends to implement its business strategy by: (i) continuing to enhance its technology; (ii) seeking key strategic alliances with companies that are in the Internet/Technology/Software based industries, that are technologically advanced, currently solvent, beyond the development stage with positive operating cash flows, have a seasoned management team, and are efficiently staffed; and; (iii) developing brand name recognition through cross marketing and merchandising. Currently, no acquisitions or strategic alliances have been identified.

Expand Market Integration

     The Company intends to capitalize on its technological niche and early market entry to capture a significant share of the Internet gaming software market. The Company believes that because of the level of satisfaction from its clients and the history of IGW in the industry as a leader (co-founding member and board member of the Interactive Gaming Council), it has established brand recognition. The Company believes that it has accomplished brand recognition through: (i) the development of eleven (11) licensed web sites using its ITSCS (Internet & Telephony Sportsbook & Casino System); (ii) creating market exposure over the Internet; (iii) developing and licensing software to one of the first operating sportsbooks on the Web, www.VIPsports.com.; (iv) its attendance and exposure at gaming and software expositions; and (v) favorable reviews from both financial and industry publications and sources (i.e. CNNfn, USA Today, multiple national radio interviews, television exposure, Channel 22 Business News, CNN Financial, Today's Investor, Internet interviews, Internet Banner Advertising, and other Internet Advertising.

Maintain High Quality, Innovative Products and Services

     The Company is focused on designing a gaming experience by using leading edge technology. Additionally, licensees may benefit from other methods of revenue generation, which traditional gaming machines cannot offer, such as advertising, data collection and user analysis.

Continue Technology Development

     The Company has achieved its technological niche through the development of its proprietary software. Furthermore, the Company has made a strong commitment to continue research and development activities to enhance its software and to develop new applications for new markets. The Company will continue to use such methods to protect its technology and moderate competition from current and future entrants.

Sales and Marketing Strategy

     The Company's sales and marketing functions are conducted through Curacao and San Francisco offices. As of September 20, 1999, the sales and marketing team was comprised of three (3) sales and marketing professionals. The managers hired to date are experienced professionals with in-depth knowledge of Internet software and the gaming industries.

     The Company is committed to maintaining a customer-driven organization and continues to aggressively recruit and train additional staff for the marketing department to assist the Company in achieving its sales goals.

Competitive Environment

     The Company estimates that there are currently over 30 online gaming software developers and over 650 gaming web sites. Competition in the gaming software development and licensing markets comes from five primary segments:

1. Traditional Land-based Gaming
2. Internet Gaming
3. Electronic Gaming
4. Internet Service Providers
5. Other Entertainment / Media

     The Company  estimates the following list of companies  represent the major competition in the licensing of Internet gaming software: Starnet Communications, Microgaming, Atlantic International Entertainment, Ltd., Chartwell Technology, Inc., Cryptologic, Inc. and Boss Media AB.



1:4 Technology

Redundant High-Speed Network

     IGW has constructed a transaction-oriented server hosting facility in Curacao. Tightly integrated with the Internet connection, the server farm offers a dedicated, fully duplexed gateway into the global Internet. Taking advantage of newly implemented connectivity hardware and security software, the facility guarantees an unprecedented level of performance and availability. The system is composed of high speed Dell and Compaq servers and top of the line Cisco and Nokia networking equipment. The mission critical system components, such as the database and web servers, are fully fault tolerant, load-balanced, mirrored and redundant, which protects the licensees from failures due to malfunctioning equipment.

     The highly scalable nature of IGW's system design makes provisioning for additional capacity seamless. The network monitoring and security staff tracks the system at all times to maintain constant awareness of the system's operating parameters. New equipment and bandwidth will be procured as necessary to compensate for increased activity or anticipated peak demands.

     The high quality Internet connection at IGW's network facility in Curacao is provided by Antelecom and Teleglobe and contributes to responsive game play and uptime for the licensees. Each gaming transaction is stored on a database that is replicated for redundancy and backed up online to prevent data loss.

     In addition to IGW's digital network serving gaming content for its licensees, the Company uses a state of the art proprietary e-commerce solution that provides a high level of security and integrity for transmission of funds over the Internet. IGW uses Secure Sockets Layer (SSL) to encrypt and protect transmission of sensitive data like credit card information.

DIRECTORS & EXECUTIVE OFFICERS

Name                       Age      Position
----                       ---      --------
Bryan Abboud               29       Director, Chairman/Treasurer
David S. Wintroub          33       Director, President/CEO
R. Scott Van Kirk          38       Director
Donald J. Lisa             65       Director
Thomas Hawkins             48       Secretary

         All Directors of the Company hold office until the next annual meeting of shareholders of the Company or until successors are duly elected and qualified.

         The Officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they shall resign or have been removed.

         Each outside Director receives no compensation for attending meetings of the Board of Directors and all Directors are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's common stock currently trades on the NASD Pink Sheets under the symbol "GAMM." The Company's high and low trading price and volume for the past six (6) quarters as "GAMM," and during the period the Company traded under the symbol "GAMME" from November 5, 1999 to December 2, 1999 during the 4th Quarter, 1999, are listed in the following table:

Quarterly GAMM Stock Trading Summary
------------------ --------------- --------------- ------------ ----------------

Quarter                 High            Low         Close           Volume

3rd Quarter 1998       $6.50          $5.0625      $5.375           10,400

4th Quarter 1999        4.00           1.125        1.50            80,200

GAMME
4th Quarter 1999       2.625           1.3125       1.50            50,100

1st Quarter, 2000      5.00            1.00         1.5625         255,900

2nd Quarter, 2000      2.00            1.00         1.35            57,700
-----------------  --------------- --------------- ------------ ----------------

* 3:1 forward stock split executed on August 23, 1999.

     As of the date of this filing, the Company has outstanding options to purchase 700,500 shares of its $0.001 par value common stock as follows;

Date of Option Grant           Options      Price       Option Expiration Date
     Dec. 31, 1998             225,000      $1.50         Dec. 31, 2001
     Dec. 31, 1999             422,000      $1.25         Dec. 31, 2002
     Dec. 31, 1999               5,300      $1.50         Dec. 31, 2002
     Dec. 31, 1999              48,200      $1.67         Dec. 31, 2002

         As of December 31, 1999, there were 9,194,271.86 shares of restricted Common Stock, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

Holders of Record:

         As of December 31, 1999, there were one hundred thirty two (132) holders of record of the Company's Common Stock, and the number of beneficial holders was approximately four (4).

Dividends

         Since inception, the Company has never paid dividends on its common stock and it does not expect to do so at any time in the future.

                           Independent Auditors Report
                             Schvaneveldt & Company
                           Certified Public Accountant
                           275 East South Temple #300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392

Board of Directors

Global Entertainment Holdings/Equities, Inc., & Subsidiaries

I have audited the accompanying consolidated balance sheets of Global Entertainment Holdings/Equities, Inc., & Subsidiaries, as of December 31, 1999, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. As described in Note #18, to the financial statements, subsequent to the issuance of the report the financial statements of the Company for the year ended December 31, 1999 were restated.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Global Entertainment Holdings/Equities, Inc., & Subsidiaries, as of December 31, 1999, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.

/s/Darrell Schvaneveldt
Salt Lake City, Utah

March 10, 2000
Except as to Note #18 which is May 10, 2000


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                           Consolidated Balance Sheets

                                December 31, 1999, 1998 and 1997

                                                  December           December          December
                                                  31, 1999           31, 1998          31, 1997
Assets
Current Assets
                                                                                            >

Cash & Cash Equivalents (Note #2)               $  236,184         $  122,422         $  129,476
Accounts Receivable (Note #12) Net of
Provision for Bad Debts of $71,800               1,511,226            962,249                -0-
Prepaid Expenses                                    67,941              3,484                -0-
Loan Receivable - Related Party                        -0-                -0-           125,000
Interest Receivable                                  2,632                -0-               -0-
Employee Accounts Receivable                        51,312                -0-               -0-
Total Current Assets                             1,869,295          1,088,155            254,476

Property & Equipment (Note #6)

Automobile - Net                                    59,484                -0-                -0-
Package Software - Net                             108,951              4,859                -0-
Office Improvements - Net                           21,696              1,970                -0-
Computer Equipment - Net                           590,819             40,664                -0-
Furniture & Fixtures - Net                         121,288             15,430                -0-
Websites (Note #9)                                 737,897                -0-                -0-

Total Property & Equipment                       1,640,135             62,923                -0-

Other Assets

Security Deposit                                    17,220             13,626                -0-
Software Design & Development - Net (Note #4)      117,975            216,798                -0-
Receivable BSW - Net (Note #3)                         -0-             50,000            200,000
Investment - BSW (Note #3)                             -0-                -0-             1,375

Total Other Assets                                 135,195            280,424            201,375

Total Assets                                    $3,644,625         $1,431,502         $  455,851


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                     Consolidated Balance Sheets -Continued-
                        December 31, 1999, 1998 and 1997

                                                  December           December          December
                                                  31, 1999           31, 1998          31, 1997

Liabilities & Stockholders' Equity

Current Liabilities

Accounts Payable                                $  304,021         $   23,844                -0-
Accrued Expenses                                    13,471                -0-                -0-
Accrued Interest                                    40,170             12,565                -0-
Accrued Wages                                       49,930             17,800                -0-
Customer Deposits                                   35,880                -0-                -0-
Current Portion - Capital Leases (Note #7)          31,285              9,558                -0-
Current Portion - Notes Payable (Note#7)           240,000            165,000            250,000
Note Payable - Line of Credit                       35,693                -0-                -0-
Income Taxes Payable                                11,571                -0-                -0-

Total Current Liabilities                          762,021            228,767            250,000

Long Term Liabilities

Notes Payable (Note #7)                            565,000            215,000                -0-
Less Current Portion (Note #7)                    (240,000)          (165,000)               -0-

Total Long Term Notes Payable                      325,000             50,000                -0-

Capital Lease Payable (Note #7)                     35,395              3,468                -0-

Net Long Term Liabilities                          360,395             53,468                -0-

Total Liabilities                                1,122,416            282,235            250,000

Stockholders' Equity

Preferred Stock, 25,000,000 Shares Authorized, at $.001 Par Value, None Issued
Common Stock 100,000,000 Shares Authorized,
Par Value of $.001; 9,940,353; 9,455,682 &
891,963 Shares Issued & Outstanding

Respectively Retroactively Restated                  9,940              9,456                891
Paid In Capital                                  2,854,948          1,450,313            236,883
Retained Earnings (Deficit)                       (342,679)          (310,502)           (31,923)

Net Stockholders' Equity                         2,522,209          1,149,267            205,851

Total Liabilities &

Stockholders' Equity                            $3,644,625         $1,431,502         $  455,851


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                      Consolidated Statement of Operations
              For the Years Ended December 31, 1999, 1998 and 1997


                                                  December           December          December
                                                  31, 1999           31, 1998          31, 1997
Revenues

License Fees                                    $  445,000         $  150,000         $       -0-
Royalty Fees                                     1,983,773            812,018                 -0-
Hosting Income                                     159,090             18,545                 -0-
Advertising Revenues                               233,736                -0-                 -0-

Total Revenues                                   2,821,599            980,563                 -0-

Expenses

Bad Debt Provision                                  71,800                -0-                 -0-
Uncollectible Fees Written Off                     180,030                -0-                 -0-
Amortization                                       191,696            110,592                 -0-
Depreciation                                       233,857             35,299                 -0-
Rents                                              225,593             78,855               1,041
Professional Fees                                  138,058             61,864              30,342
Travel                                              57,904             47,551                 -0-
Financial & Investor Relations                     149,829                -0-                 -0-
Administrative Expenses                            461,797            153,103               1,865
Consulting                                         749,334            148,116                 -0-
Advertising                                         72,906                -0-                 -0-
Write Off Impaired Asset (Note #3)                     -0-           607,844                  -0-
Litigation Settlement (Note #15)                    75,000                -0-                 -0-
Bandwidth Expenses                                 125,091                -0-                 -0-
Options Issued Expense (Note #5)                    68,625                -0-                 -0-

Total Expenses                                   2,801,520          1,243,224              32,948

Income (Loss) from Operations                       20,079           (262,661)            (32,948)

Other Income (Expenses)

Interest (Expense)                                 (59,353)          (21,220)               (500)
Interest Income                                      3,928               782               1,525
Forgiveness of Debt                                    -0-             4,520                 -0-

Total Other Income (Expenses)                      (55,425)          (15,918)              1,025



    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                Consolidated Statement of Operations -Continued-
              For the Years Ended December 31, 1999, 1998 and 1997



                                                  December           December          December
                                                  31, 1999           31, 1998          31, 1997

Income (Loss) Before Taxes                       (20,606)           (278,579)           (31,923)

Provisions for Income Tax (Note #10)             (11,571)                -0-                -0-

Net (Loss)                                   $   (32,177)       $   (278,579)       $   (31,923)

Basic Earnings (Loss) Per Share              $       N/A        $       (.03)       $      (.04)

Diluted Earnings Per Share                   $       N/A                 N/A                N/A

Weighted Average Shares Outstanding
Retroactively Restated                        10,338,897           7,855,533            799,998

Weighted Average Shares & Options
Outstanding                                   10,338,897           7,855,533            799,998


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                        Statement of Stockholders' Equity
                For the Period July 10, 1997 to December 31, 1999



                                                          Common Stock       Paid In         Retained
                                             Shares          Amount          Capital         Earnings

Balance, July 10, 1997                            -0-       $      -0-       $      -0-      $      -0-

09/11/97
Shares Issued to Incorporators
for Cash at $.002 Per Share
Retroactively Restated                       257,142              257              343

09/11/97
Shares Issued for Cash at $0.23
Per Share Retroactively Restated             621,429              621          134,379

12/31/97
Shares Issued for Cash at $9.33
Per Share Retroactively Restated              13,392               13          124,987

Cost of Shares Sold                                                            (22,826)

Net Loss for the Year Ended
December 31, 1997                                                                              (31,923)

Balance, December 31, 1997                   891,963              891          236,883         (31,923)

02/27/98
Shares Issued for Cash at $9.33
Per Shares Retroactively Restated             40,821               41          380,959

02/27/98
Shares Issued to Directors at
$0.001 Per Share                               5,694                6

02/27/98
Shares Issued Pursuant to
Agreement of Purchase & Sale
of Beverage Worldwide, Inc.                  589,287              589

03/11/98
Shares Issued to Directors at
$0.001 Per Share                               4,287                4


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                  Statement of Stockholders' Equity -Continued-
                For the Period July 10, 1997 to December 31, 1999


                                                               Common Stock       Paid In         Retained
                                                  Shares          Amount          Capital         Earnings

03/26/98
Shares Issued for Cash at $9.33

Per Share Retroactively Restated                   14,142               14          131,986

04/06/98
Shares Issued to Incorporators of
Global Entertainment Holdings, Inc.
(Private Corporation) $0.0003 Per Share         1,423,500            1,423             (949)

04/06/98
Shares Issued for Directors Fees at
$0.0003 Per Share Retroactively Restated          105,674              106              (77)

06/25/98
Shares Issued for Cash at $0.22 Per
Share Retroactively Restated                      720,000              720          159,280

06/30/98
Shares Issued to Acquire Interactive
Gaming & Wagering, Inc., NV, by
Global Entertainment Holdings/Equities,
Inc., (Private Corporation) at $0.029
Per Share                                       5,134,500            5,135          143,752

08/13/98
Shares Canceled for Rescission of
Beverage Source Worldwide, Inc.                  (589,287)            (589)

08/27/98
Shares Issued for Programming Services
at $0.25 Per Share Retroactively Restated         888,696              889          221,475

08/27/98
Shares Issued for Cash at $0.61 Per Share
Retroactively Restated                            107,670              108           65,695

08/28/98
Shares Issued for Legal Services at $0.33
Per Share Subsequent to Reverse Merger
Takeover Retroactively Restated                     8,160                8            2,715


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                  Statement of Stockholders' Equity -Continued-
                For the Period July 10, 1997 to December 31, 1999


                                                            Common Stock       Paid In         Retained
                                             Shares            Amount          Capital         Earnings
11/03/98
Shares Issued for Cash at $0.42 Per
Share Retroactively Restated                  45,000               45           18,705

12/14/98
Shares Issued for Services at $0.33
Per Share Retroactively Restated              15,000               15            4,940

12/30/98
Shares Issued for Cash at $1.67 Per
Share Retroactively Restated                  51,000               51           84,949

Rounding Adjustment                             (425)

Net Loss for the Year Ended

December 31, 1998                                                                             (278,579)

Balance, December 31, 1998                 9,455,682            9,456        1,450,313        (310,502)

01/18/99
Shares Returned & Canceled                   (22,839)             (23)              23

03/05/99
Shares Issued for Consulting
Fees at $3.00 Per Share                        9,000                9           26,991

04/19/99
Shares Issued for Cash at $2.25
Per Share                                     30,000               30           67,470

04/19/99
Shares Issued for Cash at $2.50
Per Share                                      9,000                9           22,491

04/19/99
Shares Issued for Cash at $4.66
Per Share                                     13,497               13           62,972


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                  Statement of Stockholders' Equity -Continued-
                For the Period July 10, 1997 to December 31, 1999

                                                             Common Stock       Paid In         Retained
                                             Shares             Amount          Capital         Earnings
04/20/99
Shares Returned by Terminated
Employee                                      (9,999)             (10)              10

05/10/99
Shares Issued for Cash at $2.66
Per Share                                     89,100               89          237,511

06/17/99
Shares Issued for Prepaid Public
Relations at $3.33 Per Share                  39,000               39          129,944

06/21/99
Shares Issued for Note Payable
Incentive at $0.375 Per Share                  6,000                6            2,244

06/25/99
Shares Issued for Consulting
Services at $3.33 Per Share                    3,000                3            9,997

08/19/99
Shares Issued for Furniture at $3.33
Per Share Retroactively Restated                 690                             2,300

08/19/99
Shares Issued for Legal Services at
$3.33 Per Share Services Retroactively
Restated                                       6,000                6           19,996

08/19/99
Shares Issued for Cash at $3.25
Per Share Retroactively Restated              30,000               30           97,470

08/27/99
Shares Issued for Cash at $2.67
Per Share Retroactively Restated              30,000               30           79,970

08/27/99
Shares Issued for Cash at $0.89 Per
Share Retroactively Restated                   9,000                9            7,991


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                  Statement of Stockholders' Equity -Continued-
                For the Period July 10, 1997 to December 31, 1999

                                                          Common Stock       Paid In         Retained
                                             Shares          Amount          Capital         Earnings

09/22/99
Shares Issued for Legal Services
at $4.00 Per Share                             1,000                1            3,999

09/23/99
Shares Issued for Technology at
$4.00 Per Share                                1,500                1            5,999

09/23/99
Issued Share to Acquire Prevail
Online, Inc., and Websites at

$2.45 Per Share                              163,500              163          399,837

10/19/99
Issued Shares for Cash at $1.83
Per Share                                      3,000                3            5,497

11/05/99
Issued Shares for Consulting at
$3.81 Per Share                                  500                1            1,904

11/05/99
Issued Shares for Accounting
Services at $2.85 Per Share                      700                1            1,999

11/05/99

Issued Shares for Accrued  Interest
Expenses at $2.37 Per Share                    9,000                9           21,311

11/05/99
Issued Shares for Cash at $2.75
Per Share                                      5,000                5           13,745

11/05/99
Issued Shares for Miscellaneous
Services at $3.25 Per Share                      500                1            1,624

12/31/99
Issued Shares for Employee
Bonuses at $1.00 Per Share                    16,300               16           16,284


    The accompanying notes are an integral part of these financial statements

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                  Statement of Stockholders' Equity -Continued-
                For the Period July 10, 1997 to December 31, 1999


                                                             Common Stock       Paid In         Retained
                                             Shares             Amount          Capital         Earnings

12/31/99
Issued Shares for Technology at
$0.66 Per Share                               15,012               15            9,985

12/31/99
Issued Shares for Technology at
$0.75 Per Share                               34,903               35           26,140

Shares Returned to Company
and Canceled                                  (7,613)              (7)               7

Rounding Adjustment                              (80)

Paid In Capital - Options                                                       53,885

Contributed Capital                                                             75,039

Net Profit for Year Ended
December 31, 1999                                                                               (32,177)

Balance, December 31, 1999                 9,940,353        $   9,940    $   2,854,948       $ (342,679)


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                            Statements of Cash Flows
              For the Years Ended December 31, 1999, 1998 and 1997

                                                  December           December          December
                                                  31, 1999           31, 1998          31, 1997

Cash Flows from Operating Activities
Net (Loss)                                      $  (46,917)       $  (278,579)      $    (31,923)
Adjustment to Reconcile Net Income (Loss) to
Net Cash Provided by Operating Activities;
Amortization                                       191,696            110,592                 -0-
Depreciation                                       233,857             35,299                 -0-
Write off of Impaired Asset                             -0-           607,844                 -0-
Forgiveness of Debt                                     -0-            (4,520)                -0-
Non Cash Expenses                                  131,654              8,194                 -0-
Rounding                                                -0-                 2                  (1)
Provisions for Bad Debt                             71,800                 -0-                -0-
Write Off Uncollectible Fees Receivable            180,030                 -0-                -0-
Options Issued Expense                              68,625                 -0-                -0-
Change in Operating Assets & Liabilities;
(Increase) Decrease in Fees Receivable            (548,977)          (962,249)                -0-
(Increase) Decrease in Prepaid Expenses            (64,457)            (3,448)                -0-
(Increase) Decrease in Security Deposits            (3,594)           (13,626)                -0-
(Increase) Decrease in Interest Receivable          (2,632)                -0-                -0-
(Increase) Decrease in Employee Receivable         (51,312)                -0-                -0-
Increase in Accounts Payable                       280,177             23,844                 -0-
Increase in Accrued Expenses                        13,471                 -0-                -0-
Increase in Taxes Payable                           11,571                 -0-                -0-
(Decrease) Increase in Accrued Interest             27,605             12,565                 -0-
(Decrease) Increase in Accrued Wages                32,130             17,800                 -0-
Increase in Loan Receivable                            -0-                 -0-           (125,000)
Increase in Customer Deposits                       35,880                 -0-                -0-

Net Cash Provided (Used) in Operating Activities   560,607           (446,286)           (156,924)

Cash Flows from Investing Activities

Purchase of Websites (Note #9)                    (402,813)               -0-                 -0-
Purchase of Software Design & Development          (27,957)           (70,956)                -0-
Purchase of Automobile                             (70,949)               -0-                 -0-
Purchase of Package Software                      (110,151)            (7,289)                -0-
Purchase of Office Improvements                    (23,931)            (1,970)                -0-
Purchase of Computer Equipment                    (725,035)           (67,173)                -0-
Purchase of Furniture & Fixtures                  (131,780)           (21,790)                -0-
Loan to BSW                                            -0-           (456,844)           (201,000)
Cash from Interactive Gaming & Wagering, Inc.,
NV, Purchase Acquisition by Stock Issued               -0-             99,675                 -0-
Net Cash (Used) in Investing Activities         (1,492,616)          (526,347)           (201,000)


    The accompanying notes are an integral part of these financial statements


          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                      Statements of Cash Flows -Continued-
              For the Years Ended December 31, 1999, 1998 and 1997


                                                  December           December            December
                                                  31, 1999           31, 1998            31, 1997

Cash Flows from Financing Activities

Increase in Capital Lease Liabilities               66,414             19,608                 -0-
Payments on Capital Lease Liabilities              (12,760)            (6,582)                -0-
Increase in Notes Payable                          525,000            110,000            240,000
Payment on Notes Payable                          (175,000)                -0-                -0-
Sale of Common Stock                               595,335            842,553            247,400
Contributed Capital                                 46,782                 -0-                -0-

Net Cash Provided by Financing Activities        1,045,771            965,579            487,400

Increase (Decrease) in Cash & Cash

Equivalents                                        113,762             (7,054)           129,476

Cash & Cash Equivalents at Beginning

of Period                                          122,422            129,476                 -0-

Cash & Cash Equivalents at End of Period        $  236,184         $  122,422         $  129,476

Disclosures from Operating Activities

Interest Expense                                $   59,353         $   21,220         $     500
Taxes                                                   -0-                -0-               -0-

Significant Non Cash Transactions
Issued 5,134,500 Shares to Acquire

Interactive Gaming & Wagering, Inc., NV.        $       -0-        $  148,887                -0-
Issued 1,423,500 Shares to Incorporators                -0-               474                -0-
Issued 8,160 Shares for Legal Services                  -0-             2,720                -0-
Issued 117,651 Shares for Director Fees                 -0-               118                -0-
Issued 888,696 Shares for Programing Services           -0-           222,174                -0-
Issued 15,000 Shares for Services                       -0-             5,000                -0-
Issued 39,000 Shares for Prepaid Public Relations  129,983                 -0-               -0-
Issued 6,000 Shares for Interest Expense             2,250                 -0-               -0-
Issued 9,000 Shares for Consulting Services         27,000                 -0-               -0-
Issued 3,000 Shares for Consulting Services         10,000                 -0-               -0-
Issued 690 Shares for Furniture                      2,300                 -0-               -0-
Issued 6,000 Shares for Legal Services              20,000                 -0-               -0-
Issued 1,000 Shares for Legal Services               4,000                 -0-               -0-
Issued 1,500 Shares for Technology                   6,000                 -0-               -0-
Issued 163,500 Shares for Acquisition of
Prevail OnLine, Inc.                               400,000                 -0-               -0-
Issued 500 Shares for Consulting Services            1,905                 -0-               -0-


    The accompanying notes are an integral part of these financial statements


                      Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                                 Statements of Cash Flows -Continued-
                        For the Years Ended December 31, 1999, 1998 and 1997


                                                  December               December          December
                                                  31, 1999               31, 1998          31, 1997

Significant Non Cash Transactions -Continued-

Issued 700 Shares for Accounting Services            2,000                 -0-                -0-
Issued 9,000 Shares for Accrued Interest Payable    21,320                 -0-                -0-
Issued 500 Shares for Miscellaneous Services         1,625                 -0-                -0-
Issued 16,300 Shares for Employee Bonuses           16,300                 -0-                -0-
Issued 15,012 Shares for Technology                 10,000                 -0-                -0-
Issued 34,903 Shares for Technology                 26,175                 -0-                -0-


    The accompanying notes are an integral part of these financial statements

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                          Notes to Financial Statement


NOTE # 1 - Organization

The Company was incorporated on July 10, 1997, under the laws of the state of Colorado using the name Masadi Resources, Inc. On February 10, 1998, Articles of Amendment were filed changing the name to International Beverage Corporation. Pursuant to a Merger Agreement dated August 27, 1998, International Beverage Corporation merged with Global Entertainment Holdings/Equities, Inc., and subsequently the surviving corporation became known as Global Entertainment Holdings/Equities, Inc.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado. The Company currently has two wholly owned subsidiaries; Interactive Gaming and Wagering NV, (IGW), a Netherlands Antilles Corporation in Curacao, Netherlands Antilles, and Prevail Online, Inc., (Prevail), a Colorado Corporation. IGW, is engaged in the conception and creation of computer software programs for the gaming and wagering industry. Prevail, was purchased in August of 1999 and it is engaged in the creation and operation of websites and derives its revenues from banner advertising.

NOTE # 2 -  Significant  Accounting  Policies

A.   The Company uses the accrual method of accounting.

B. Revenues and directly related expenses are recognized in the period in which they occur. Revenues and related expenses are recognized from the sale of the licenses when persuasive evidence of an arrangement exists, delivery of access to the software has occurred, the license fee has been determined and collectability of the license fee is probable. License fees are billed to be paid in three installments over a relatively short period of time, usually within ninety days.

C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents. D. Basic Earnings Per Shares are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share no diluted earnings per share shall be presented.

E. Consolidation Policies: The accompanying consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation.

F. Depreciation: The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets of the estimated lives of the assets. Depreciation and amortization is computed on the straight line method.

G. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 2-Significant Accounting Policies -Continued-

H. Foreign Currency: All cash transactions in the Netherlands Antilles are conducted from the Antilles Banking Corporation in United States dollars.

I. Stock Options are valued at the difference in the market price of the shares on the day of the grant and the present value of the shares at a risk free discounted rate for the option period. When restricted shares are to be acquired by exercise of the options the Company may apply a marketability discount to the deemed value of the options.

J. Websites: Internal and external costs incurred to develop websites are capitalized. Costs are capitalized when its probable that the website will be completed and will be used to perform the function intended. When it is probalbe that upgrades and enhancements will result in additional functionality such costs are capitalized. Websites will be considered to be impaired that it no longer provides substantial service potential, or significant changes occur in the extent or manner in which the website is used. Impairmant write off will be recognized in the period when impairment is deemed by management to have occurred.

NOTE # 3 - Acquisition and Rescission of Beverage Source Worldwide, Inc.

         Pursuant to an Agreement of Purchase between Masadi Resources, Inc., and Beverage Source Worldwide, Inc., dated November 26, 1997, the Company issued 589,287 shares of its $.001 par value common stock in exchange for 1,500 shares of Beverage Sources Worldwide, Inc. At December 31, 1997, the Company had advanced to its subsidiary, Beverage Source Worldwide, Inc., $200,000 and in the early months of 1998 the Company advanced an additional $457,844 to Beverage Source Worldwide, Inc. Minutes of an Emergency Meeting of the Board of Directors of the Company dated April 2, 1998, noted that Beverage Source Worldwide, Inc., was without funds and was currently facing bankruptcy if the Company did not advance substantial working capital funds. On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, alleging that from the closing of the Agreement of Purchase, officers of Beverage Source Worldwide, Inc., have breached their respective duties, obligations and agreements with the Company, secreting and/or attempting to secret the Companies assets, moving, transferring, assigning conveying encumbrances, sequestering, using, disposing of, or shifting, any and all of the assets and property of the Company, wrongfully withdrawing monies from the Corporate bank accounts, misappropriating company funds, co-mingling the operating expenses and cost of International Beverage Corporation or its wholly owned subsidiary Beverage Source Worldwide, Inc., with independent business of the officers and directors named in the suit. Further, that the named defendant officers engaged in an extensive pattern of discussion with various entities for the specific purpose of merging one or all of the said entities, without disclosing to such entities and their representatives that Beverage Source Worldwide, Inc., was a wholly owned subsidiary of the Company. In addition to the above general categories of the complaint there are numerous specific allegations of Malfeasance and Breach of Fiduciary Duty. The complaint specifically intends that service of the summons and complaint serve as notice of rescission of the agreement dated November 26, 1997.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-


         The rescission action taken with the filing of the complaint on May 5, 1998, and the cessation of business activities by Beverage Source Worldwide, Inc., the Company beleives its control of Beverage Source Worldwide, Inc. was temporary and that the cessation of business activities by the Officers of Beverage Source Worldwide, Inc., cast significant doubt on the Company, as the parent comapny, to control the Subsidiary.

         In March 2000, the Company has reached an agreement with the former Officers of Beverage Source Worldwide, Inc., whereby for $75,000 he has withdrawn his objection to the rescission of the agreement dated May 26, 1997.

NOTE # 4 - Software Development for Licensing & Recognition of Income from Software Licensing

         The Company has expensed costs to internally create computer software until such time as technological feasibility was established. Technological feasibility is considered to be established when a detail program design is completed. After the detailed program design has been established the Company has capitalized the costs of its software products it intends to license to the gaming and wagering industry. Software development costs will be amortized on a ratio of the current revenue to anticipated total revenue from the sales of the product or a straight line amortization of the product cost over the estimated three years useful life of the product master. Because the product is subject to rapid technological advances the Company has elected to amortize its computer programs software held for licensing over a three year period.

         Revenue from the licensing of software programs is recognized when there is persuasive evidence of an arrangement, delivery of access to the software, the fee is fixed and determined and collectability is probable. The license arrangements are not multiple elements and license fees are recorded when the four conditions above are achieved. Once the arrangement has been contractually agreed upon there are no customer cancellation privileges. Fees that the Company may be entitled to are referred to as royalties and are not recognized until such time as the licensee has actually earned revenues through the use of the software and in accordance with the licensing agreement has notified the Company of its sales. Once the Company has been notified that royalties are due from the licensing of its software and collectability is probable, royalty income is recognized. Revenues earned from efforts to assist a purchaser establish and maintain a base for operations are known as hosting revenues and are recognized upon receipt of funds. Costs incidental to royalty income and hosting activities are recognized in the same period as the related revenues are recognized.

         The Company does not engage in any gaming or wagering activities.

NOTE # 5 - Stockholders' Equity

Preferred Stock;
         The Company has 25,000,000 shares of preferred stock $.001 par value authorized. These preferred shares may be issued in one or more series at the discretion of the Board of Directors.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-


NOTE # 5 - Stock Holders' Equity - Continued -

Common Stock;
         The Company has 100,000,000 shares of common stock $.001 par value authorized. Each shareholder of record shall have one vote for each share of common stock outstanding in his or her name on the books of the Corporation. Cumulative voting shall not be allowed. No shareholder shall have pre-emptive or similar rights.

Stock Options;
         The Company will issue to the Managing Director of Interactive Gaming & Wagering, NV, Stock Purchase Options, to be assigned at his discretion, which vest according to the following: At year end 1998, if Interactive Gaming and Wagering, Inc., had net earnings of $207,000, a three (3) year option to purchase 225,000 shares of the Company's $.001 non-assessable, par value common stock at a price not less than $1.50 per share. At year end 1999, if Interactive Gaming and Wagering, Inc., has net earnings of $5,666,000, a three (3) year option to purchase 1,800,000 shares of the Company's $.001 non- assessable, par value common stock at a price not less than $1.50 per share. At year end 2000, if Interactive Gaming and Wagering, Inc., has net earnings of $14,959,000, a three (3) year option to purchase 2,475,000 shares of the Company's $.001 non-assessable, par value common stock at a price not less than $1.50 per share. The Company agreed to grant to the Managing Director of Interactive Gaming and Wagering, NV, (IGW) options for 225,000 post split shares of its common stock if net income of $207,000 was attained. IGW attained that net income for 1998. Pursuant to a Board of Directors Resolution dated April 24, 2000 effective December 31, 1999, 225,000 options were issued. The term net earnings is presented in the financial statements as net income.

         The Company recognized cost of options issued of $22,027 as expense in 1999 with an offset increase to paid in capital of $22,027. The value of the option was derived by taking the market price of the shares at December 31, 1999 which was $1.00, applying a discount rate of 5.5%. The present value of the shares is $.8516 (1.00 divided by 1.055(3rd power) = .8516). The deemed value of the options is the current market price minus the present value ($1.00 - .8516 = $.1484). Because shares to be received will be restricted shares, the option cost has been discounted by 34% to $0.0979 per option. If options are not exercised by December 31, 2001 no adjustment to future earnings would be made and paid in capital will remain as presented immediately following the grant of the options.

         At December 31, 1999, the Company granted 475,500 options to purchase 422,000 shares of common stock at $1.25, 5,300 shares of common stock at $1.50 and 48,200 shares of common stock at $1.67. All of the options expire December 31, 2002. The Company booked as an expense for the options $46,598. The cost was computed using the following methodology. A discount rate of .055% was used to compute the present value of the shares to be acquired no later than December 31, 2002. Using the discount rate and the market price of $1.00 per shares the present value of the shares was $.8985. The value of the options is therefore $.1015. Because any shares acquired by exercise of the options will be restricted, shares the $.1015 value was discounted by 34% and the value of each options was $.067.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 5 - Stockholder's Equity - Continued -

Stock Split;
         On August 19, 1998, International Beverage Corp., effected a one for seven reverse stock split of its outstanding shares. Effective August 27, 1999, all outstanding common shares of stock were split on a three for one basis. In the financial statements presented at December 31, 1999 retroactive restatement of the outstanding shares on the balance sheet, statement of stockholders' equity, and the shares used to compute basic earnings per share and fully diluted earnings per share has been made.

Non Cash Investing & Financing Activities;
         At December 31, 1998, the Company had issued; 1,423,500 post split shares of stock to incorporators for services valued at $474; 8.160 post split shares to an attorney for legal fees valued at $2,720; 15,000 shares for sundry services valued at $5,000; and 888,696 shares for capitalized programming services valued at $222,174.

         During the year ended December 31, 1999, the Company issued; 12,500 shares for consulting fees valued at $38,925; 6,000 shares for interest expense valued at $2,250; and 39,000 shares for current public relations expense valued at $10,827 and $119,172 in prepaid public relations cost; 7,000 shares for legal fees valued at $24,000; 700 shares for accounting services valued at $2,000; 16,300 shares for employee bonuses valued at $16,300; 49,915 shares for expensed technology services valued at $36,175; 500 shares for miscellaneous expenses valued at $1,625; 9,000 shares in settlement of accrued interest valued at $21,320; 690 shares for furniture valued at $2,300, 1,500 shares for capitalized technology services valued at $6,000 and 163,500 shares to acquire Prevail Online, Inc., and the websites valued at $400,000.

NOTE # 6 - Property, Equipment and Depreciation

         The Company capitalized the purchase of equipment for purchase in excess of $300 per item. Capitalized amounts are depreciated over the estimated useful life of the asset using the straight line method of depreciation. At December 31, 1999 and 1998, the Company had property and equipment as follows:

                           Depreciation Expenses                       Accumulated Depreciation
Assets                        1999 Cost    1998 Cost      Life       1999     1998     1999        1998
Office Improvements            $25,901       $1,970        3-5      $4,205  $   -0-    $  4,205  $    -0-
Computer Equipment             801,234       67,173        2-3     183,906    26,509    210,415    26,509
Furniture & Fixtures           155,870       21,790          3      28,222     6,360     34,582     6,360
Packages Software              117,440        7,289          3       6,059     2,430      8,489     2,430
Automobiles                     70,949         -0-           4      11,465      -0-      11,465       -0-
Totals                     $ 1,171,394      $98,222              $ 233,857  $ 35,299   $269,156  $ 35,299
Software Design for
Licensing                  $   355,347    $327,3903              $ 126,780  $110,592   $237,372  $110,592
Websites                       802,813       -0-             3      64,916      -0-      64,916       -0-

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-


NOTE # 7 - Notes Payable

The Company has the following notes payable obligations.

                                                                      1999      1998         1997
Note Payable to an Individual, Interest at 10%,
  Due Date March 31, 2001                                        $  100,000  $ 100,000    $     -0-
Note #1 to an Officer at 8% Interest, Due on Demand                  20,000     20,000          -0-
Note #2 to an Officer at 8% Interest, Due on Demand                  20,000     20,000          -0-
Note #3 to a Related Party at 8% Interest, Due on Demand             75,000     75,000      115,000
Note #4 to a Related Party 0% Interest                                  -0-        -0-      135,000
Note #5 to a Related Party 10% Interest, Due March 31, 2001         225,000        -0-          -0-
Note #6 to a Unrelated Party, No Interest, Due June 2000            125,000        -0-          -0-
Total Notes Payable                                              $  565,000  $ 215,000    $ 250,000
Less Current Portion                                               (240,000)  (165,000)    (250,000)
Net Long Term Debt                                               $  325,000  $  50,000    $     -0-

During 1997, the Company issued a $125,000 Note Payable to a Stockholder for 25,000 Shares of Restricted Stock. As a result of the restriction the estimated fair value of the stock cannot be determined at December 31, 1997. Management lected to record the Restricted Shares at the same value as the note. The Company intended to sell the securities in 1998 when the restriction period expired in July. If the proceeds of the sale exceeded $196,000, which would be paid to the stockholder, and the Company would keep the excess. As a result of the rescission of the Beverage Source Worldwide, Inc., Agreement, (Note #3), the Restricted Shares were returned to the shareholders and the note payable was canceled.

The Company has lease assets as follows;
              Asset                                Cost           Balance
              Pentium Computer                 $ 14,348          $ 6,000
              Dell Computer                       5,260            3,717
              Automobile                         43,949           41,117
              Dell Computer                      21,085           15,846
                                                 ------           ------
                  Total                        $ 84,642          $66,680
                  Current Portion                                      $31,285
                  Long Term Portion                                     35,395


Following are maturities of long term debt for each of the next five years.

         Year              Capital Lease             Note Payable
         2000              $  240,000                  $ 31,285
         2001                 325,000                    17,556
         2002                     -0-                    13,454
         2003                     -0-                     4,385
         Total             $  565,000                  $ 66,680

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 8 - Acquisition of Global Entertainment Holdings/Equities, Inc.

     Pursuant to an Agreement of Purchase and Sale between Masadi Resources, Inc., (MRI) and Beverage Source Worldwide, Inc., (BSW) dated November 26, 1997, MRI committed to issue 589,287 post-split shares to acquire 100% of BSW, (1,375,000 pre-split shares, split 1 for 7 on August 13, 1998 and forward split 3 for 1 on August 23, 1999). On December 1, 1997, the Board of Directors changed the name of Masadi Resources, Inc., to International Beverage Corporation,
(IBC).

     On February 27, 1998, IBC issued 589,287 shares to the shareholders of BSW. In March 1998, IBC suspended financing for BSW and the Board of Directors authorized a Rescission of the Agreement of Purchase and Sale. On August 13, 1998, IBC believes it only had temporary control of BSW and in accordance with FASB 94, paragraph 13, has not presented consolidated financial statements to include BSW.

     Global Entertainment Holdings/Equities, Inc., a privately held corporation, was incorporated on April 6, 1998, under the laws of the state of Colorado. Interactive Gaming and Wagering, Inc., NV, (IGW), a privately held corporation, was incorporated on May 16, 1997, under the laws of the Netherlands Antilles, domiciled in Curacao. Pursuant to an Agreement of Purchase and Sale dated June 30, 1998, the shareholders of IGW exchanged 100% of the issued and outstanding shares of IGW for 5,134,500, post 3 for 1 split, shares of Global Entertainment Holdings/Equities, Inc., (a privately held corporation). At the date of the stock exchange neither corporation had any established market for its shares and no shares had been publicly traded.

     Pursuant to a Merger Agreement dated August 27, 1998, Global Entertainment Holdings/Equities, Inc., the Legal Acquiree and a privately owned corporation, agreed to exchange one share of its issued and outstanding stock for 1.5 of International Beverage Corporation, (IBC), a publicly held corporation. From April 6, 1998 to August 27, 1998, Global Entertainment Holdings/ Equities, Inc., had issued 5,586,688 shares (retroactively restated) under the terms of the Merger Agreement these shares become 8,380,040 retroactively restated shares. The exchange of the shares gave the shareholders of Global Entertainment Holdings/Equities, Inc., control of IBC, the Legal Acquirer. For statement presentation Global Entertainment Holdings/Equities, Inc., has been considered to be the accounting acquirer. On September 30, 1998, IBC changed its name to Global Entertainment Holdings/Equities, Inc.

     The share exchange of a private operating Company, (Global Entertainment Holdings/Equities, Inc.,) into a non-operating public shell corporation (International Beverage Corporation), with no significant assets or liabilities resulted in the shareholders of the private company having actual operating control of the combined company after the transaction, and the shareholders of the former public shell continuing only as passive investors.

     This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except no goodwill of other intangible is recorded.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 8 - Acquisition of Global Entertainment Holdings/Equities, Inc.
-Continued-

     ABP, No., 16, paragraph 70, states that, "Presumptive evidence of the acquiring corporation in combinations effected by an exchange of stock is obtained by identifying the former common stockholder interest of a combined company which either retains or receives the larger portion of the voting rights of the combined corporation. That corporation should be treated as the acquirer unless other evidence clearly indicates that another corporation is the acquirer."

     Staff Accounting Bulletin Topic 2A, affirms the above principle and gives guidelines that the post reverse-acquisition comparative historical financial statements furnished for the Legal Acquirer should be those of the Legal Acquiree.

     In accordance with this guideline the outstanding shares of Global Entertainment Holdings/Equities, Inc., have been retroactively restated on the balance sheet, and the statement of stockholders' equity. The retroactively restated shares have been used in the Computations for Earnings (Losses) Per Share to preserve comparability of those figures.

NOTE # 9 - Acquisition of Prevail OnLine, Inc., and Websites Purchase

     On August 20, 1999, Global Entertainment Holdings/Equities, Inc., (Global), issued 43,500 shares of its common stock to acquire 100% of the issued and outstanding shares of Prevail OnLine, Inc., (Prevail), a Colorado Corporation, incorporated on July 21, 1999. Concurrent with issuance of the 43,500 shares of stock to acquire Prevail, Global issued 120,000 shares to an unrelated party to acquire a website known as wheretobet.com and a domain name known as netbet.org.

     In 1999, the Company entered into an agreement with an independent third party to design and develop a Website page known as "Sports Daily". The Sports Daily Website Page is intended to give the Company's current clientele, sport enthusiast and future customers information about the all major sports events, game times, statistics, weather conditions, injury report, major sports events, and current sports news. The Sports Daily Website is not a gaming or wagering activity. The Company estimates that the Website as designed and developed at June 30, 1999 will have a useful life of three years.

     Prevail, has used the wheretobet.com, website to sell banner advertising as its source of revenue since the acquisition of the website.

     The wheretobet.com website and the netbet.org domain name where acquired from an unrelated party for a total sum of $700,000. At the acquisition date Prevail paid a down payment of $75,000 and signed a non interest bearing note of $225,000 payable in nine monthly installments commencing one month from the closing date of the Agreement. In addition, Global issued 120,000 shares of its common stock for a value of $400,000. The asset purchase and sale agreement contains the following provision; The stock that is to be transferred to Sellers will contain therewith a put and call provision as follows; (i) Sellers will have the right to put the stock to the Purchaser anytime after six (6) months

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE# 9 - Acquisition of Prevail OnLine, Inc., and Websites Purchase -Continued-

from the closing, but before twelve (12) months from the closing at the net price of $400,000 (US); (ii) The Purchaser will have the right to call the stock from Sellers anytime after six (6) months from the closing but before twelve
(12) months from closing at the net price of $800,000 (US).

NOTE # 10 - Income Taxes

     The Company has incurred losses that can be carried forward to offset future earnings if all provisions of the Internal Revenue Code are met. These losses are as follows:

     Year of Loss                   Expiration Amount     Date
         1997                       $31,923               2017
         1998                       278,579               2018
         1999                       733,239               2019

     The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of the net operating loss carryforward, an evaluation allowance has been made to the full extent of any tax benefit that net operating losses may generate.

                                                      12-31-99     12-31-98
Deferred Tax Asset Balance Beginning of Period    $       -0-    $      -0-
Net Operating Loss Carryforwards                      540,357       296,473
                                                      540,357       296,473
Valuation Allowance                                  (540,357)     (296,473)
     Net Deferred Tax Asset                       $      -0-     $      -0-
     Deferred Tax Liability                       $      -0-     $      -0-

                                                                     Netherlands
                                             TOTAL        USA         Antilles
Net Income (Loss)                        $  (46,917)  $  (765,016)   $ 718,099
Add Non Deductible Permanent Adjustments      4,352         4,352          -0-

Net Operating Loss Carryforwards           (856,193)     (856,193)         -0-
Adjusted Taxable Income                  $ (898,758)  $(1,616,857)   $(718,099)

Current Income Taxes Payable                $11,571   $      -0-     $  11,571

     Income earned by the wholly-owned subsidiary in the Netherlands Antilles is not considered to be Sub-Part F Income under Internal Revenue Code Section 951 and is therefore not subject to U.S. Income Taxes.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 10 - Income Taxes - Continued -

     The Company has computed U.S. federal income taxes on the revenue of its wholly owned foreign subsidiary. Federal taxes are computed on current period revenues net of net operating losses carried forward from proceeding period and credit for foreign taxes. The Company has also recorded $11,571 in taxes due to the Netherlands Antilles based on earnings in Curacao.

NOTE # 11 - Operating Lease Obligations

     The Company leases office facilities in Omaha, Nebraska. The lease commenced February 1, 1999 and terminates January 31, 2004. Lease obligations for the term of the lease are as follows;

                               Year      Amount
                               2000     $15,850
                               2001      16,150
                               2002      16,450
                               2003      16,750
                               2004       1,400
                               ----       -----
                               Total    $66,600

     The subsidiary leases office facilities in Curacao, Netherlands Antilles. The lease commences January 1, 1999 and terminates December 31, 2002. Lease obligations for the term of the lease are as follows:

                               Year     Amount

                               2000     $124,760

                               2001     124,760
                               2002      69,698
                               ----     --------
                               Total  $ 319,218

NOTE # 12 - Accounts Receivable

     The Company has the following accounts receivable as follows;

                                                      Software          License      Bandwidth &
Current            Total             Royalties      Maintenance Fees     Fees       Advertising
Current        $  585,245       $      430,970         $  26,600        $    -0-     $ 127,675
0-30 Days         196,991              194,491             2,500             -0-           -0-
31-60 Days        288,031              288,031               -0-             -0-           -0-
61-90 Days        172,446              172,446               -0-             -0-           -0-
91-120 Days           -0-                  -0-               -0-             -0-           -0-
121-150 Days      144,993               69,993               -0-          75,000           -0-
151-180 Days       80,714               80,714               -0-             -0-           -0-
181-210 Days       88,979               88,979               -0-             -0-           -0-
211-240 Days       25,627               25,627               -0-             -0-           -0-
------------      -------              -------         ----------         --------  -----------
 Total         $1,583,026        $   1,351,251           $29,100        $ 75,000    $ 127,675

     The Company has provided a provision of $71,800.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE # 13 - Commitments and Contingencies

     Effective October 20, 1999 and expiring on October 20, 2000, IGW signed an agreement with Antelcom, N.V., for a 2 Mb digital offshore leased line connection, between Curacao and Canada Teleglobe. The contract is written for payment in U.S. dollars at $35,500 per month. The contract is payable as follows;

                      Payments in 1999           $ 82,833
                      Payments in 2000            343,167
                           Total Contract        $426,000

NOTE # 14 - Related Party Transactions

     The Managing Director of Interactive Gaming & Wagering, N.V., has loaned the Company $20,000. The Company has accrued interest on the loan at 8% interest per annum. The President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming and Wagering, Inc., NV, $20,000 and interest has been accrued at 8% per annum.

     A related party of the Managing Director of Interactive Gaming & Wagering, NV and the President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming & Wagering, NV $75,000 at 8% interest per annum. This loan is due on demand. In addition this related party has loaned to Global Entertainment Holdings/Equities, Inc., $225,000 with interest at 10% per annum due March 31, 2001.

NOTE # 15 - Litigation

     On November 26, 1997, the Company as Masadi Resources, Inc. ("Company") entered into an Agreement of Purchase and Sale ("Agreement") to purchase Beverage Source Worldwide, Inc. ("BSI"). On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, asking the Court to declare the Agreement rescinded. The Company further alleged that various individuals including Mark Darnell ("Darnell") had breached the Agreement and alleged, the individuals, including Darnell had breached their fiduciary duties and had committed other malfeasance and illegal acts. All parties to the lawsuit other than Darnell were dismissed prior to Trial. The trial was held on November 8-10, 1999, in the Superior Court of San Diego. In a Minute Order dated December 23, 1999, the Court ruled against the Company on all counts and further ordered that a rescission had not taken place and ordered that Darnell retained all previously held stock interest in the company. Subsequent to the Court's ruling, the Company and Darnell entered into a Settlement Agreement and Mutual Release of all Claims ("Settlement Agreement") wherein the Company paid Darnell $75,000 and Darnell agreed to rescind the Agreement. The $75,000 per the Settlement Agreement was to be paid as follows:
$35,000 on 2/23/00;  $20,000 on 5/18/00;  and $20,000 on 8/18/00.  The first two payments have been made by the Company and the final payment will be made when due per the Agreement, on 8/18/00. This final payment will resolve all aspects of this litigation.

     The Company has accrued the $75,000 Settlement as expense in the year ended December 31, 1999.

     The Company is not a party to any other litigation at December 31, 1999.

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-


NOTE # 16 - Economic Dependency

     IGW receives a substantial portion of its royalty fees revenues from one customer. In 1999 and 1998, royalties and other fees from that customer were $1,861,267 and $812,018 respectively. At December 31, 1999 and 1998, accounts receivable from that customer were $1,270,205 and $814,467. Payments received are applied to the oldest outstanding amounts.

NOTE # 17 - Segment Information

     The Company has adopted FASB Statement No. 131, "Disclosures About Segments of a Business Enterprise and Related Information." The Company is managed in two geographical Segments; The United State of America and Curacao, Netherlands Antilles.

                                          Prevail         Global       Netherlands
                                            USA             USA         Antille         Total
License Fees                    1999   $       -0-    $      -0-     $   445,000     $  445,000
                                1998           -0-           -0-         150,000        150,000
                                1997           -0-           -0-             -0-            -0-
Royalty Fees                    1999           -0-           -0-       1,983,773      1,983,773
                                1998           -0-           -0-         812,018        812,018
                                1997           -0-           -0-             -0-            -0-
Hosting Income                  1999           -0-           -0-         159,090        159,090
                                1998           -0-           -0-          18,545         18,545
                                1997           -0-           -0-             -0-            -0-
Advertising Income              1999      233,736            -0-             -0-        233,736
Operating Expenses              1999      196,322        658,329       1,910,102      2,764,753
                                1998           -0-       842,083         401,141      1,243,224
                                1997           -0-        32,948             -0-         32,948
Other Income (Expenses)         1999          107        (59,353)          3,821        (55,425)
                                1998           -0-       (15,918)            -0-        (15,918)
                                1997           -0-         1,025             -0-          1,025
Provisions for Taxes            1999           -0-           -0-          11,571         11,571
                                1998           -0-           -0-             -0-            -0-
                                1997           -0-           -0-             -0-            -0-
Net Income (Loss)               1999       37,521       (755,939)        686,241        (32,177)
                                1998           -0-      (840,057)        561,477       (278,579)
                                1997           -0-       (31,923)            -0-        (31,923)
Cash                            1999       19,625          2,921         213,638        236,184
                                1998           -0-        80,444          41,978        122,422
                                1997           -0-       129,476             -0-        129,476
Accounts Receivable             1999   $    7,200    $       -0-     $ 1,504,026    $ 1,511,226
                                1998           -0-           -0-         962,249        962,259
                                1997           -0-           -0-             -0-            -0-
Property of Equipment (Net)     1999      579,893         66,300         993,942      1,640,135
                                1998           -0-         1,099          61,824         62,923
Other Assets                    1999           -0-           -0-         135,195        135,195
                                1998           -0-        50,000         230,424        280,424
                                1997           -0-       201,375             -0-        201,375

          Global Entertainment Holdings/Equities, Inc., & Subsidiaries
                    Notes to Financial Statement -Continued-

NOTE #18 - Restatement

     Subsequent to the issuance of the Company's 1999 financial statements, management determined that it should restate its 1999 financial statements and related disclosures to reflect options issued pursuant to commitments made to the managing directors of IGW for net income achievements in 1998.

     A summary of the significant effects of the restatement is as follows;

                                     As Previously Reported         As Restated

Options Expense                                31,858                   68,625
Income (Loss) from Operations                 (10,150)                 (46,917)
Paid In Capital                             2,832,921                2,869,688

Votes Required

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of the Company's only class of outstanding securities, its common stock, taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative votes of a plurality of the total votes cast are necessary to elect a Director. No cumulative voting is permitted. In the case of the proposals to ratify the appointment of Clyde Bailey, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2000, the affirmative votes of a majority of the total votes cast at the Annual Meeting on each proposal in person or by proxy are required to approve such proposal.

     The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals, but will not affect the election of Directors. Broker non-votes will not be considered as votes "for" or "against" the proposals, and will therefore not be considered in determining the election of Directors or whether the proposal to ratify the appointment of Clyde Bailey P.C. have passed.

                             DESCRIPTION OF MATTERS
                          TO BE ACTED ON AT THE MEETING

     As set forth in the Notice of Meeting:

     Proposal 1: To elect directors to the Board of Directors until the next Annual Meeting of Shareholders.

     Bryan Abboud: Mr. Bryan Abboud is a co-founder and has been a Director and Chairman of the Board of Directors of the Company since September of 1998, and is the founder of Interactive Gaming & Wagering, N.V. (IGW), a wholly owned subsidiary of Global Entertainment Holdings/Equities, Inc. Mr. Abboud also is a co-founder and current board member of the Interactive Gaming Council, the online gaming industry's premier trade association. Mr. Abboud, since 1995, has assembled personnel, arranged financing, and led the company into the Internet Gaming Software Industry. Prior to founding IGW, Mr. Abboud was a Senior Vice President and a Director of Multi-Vision electronics, a start-up company in the high-tech consumer electronics industry. Mr. Abboud increased company sales 200%, represented his company at trade shows, created strategies and managed all persons in sales, public relations and graphic design. Mr. Abboud also served as Vice President of Marketing and co-founder of Vista International, Inc. where he was responsible for all U.S. sales, advertising and promotions. Mr. Abboud successfully created and implemented marketing and public relation strategies for Vista International, Inc., focusing on both the consumer and the industry. Mr. Abboud earned a Masters in International Management at the American Graduate School of International Management (Thunderbird). He also received a Bachelor of Science Degree in Commerce accelerating in Marketing, at Santa Clara University. Mr. Abboud also attended Sup de Co in Rouen, France.

     David S. Wintroub: Mr. Wintroub was appointed the CEO/President of the Company on January 18, 2000. Mr. Wintroub from 1995 to the present has worked with the firm of, Wintroub, Rinden, Sens & McCreary, with offices in Omaha, Chicago, Minneapolis, Des Moines and Austin, Texas, as an attorney and specialized in Corporate and Internet Law. Mr. Wintroub has had significant experience with many start-up internet companies, including on-line gaming, on-line lottery, on-line sports handicapping, on-line news, on-line broadcasting and many on-line retail sites selling items ranging from women's shoes to wine. Mr. Wintroub's experience in on-line gaming included the initial legal research into the legality of on-line gaming for several on-line gaming clients all of whom have active and prosperous sites. Mr. Wintroub has also had significant experience working on capitalization projects for his on-line clients. Additionally, Mr. Wintroub has been heavily involved in lottery projects and on-line lottery start-ups on the continent of Africa for one of his corporate clients. Mr. Wintroub also has experience representing land-based and online gaming clients like Harvey's Resorts and Casino, Inc. Mr. Wintroub earned his undergraduate degree in English from the University of Nebraska at Lincoln in 1990 and his Juris Doctor from Creighton University in 1995.

     R. Scott Van Kirk . Mr. Van Kirk has been a Director of the Company since January of 2000. Since 1997 Mr. Van Kirk has been a chief developer for Interactive Gaming and Wagering which is a wholly owned subsidiary of Global Entertainment. In 1998 he directed the team which designed and implemented the successful Java based casino games currently licensed by IGW clients. He has 20 years professional experience in software engineering and brings with him extensive knowledge of the technical sector including knowledge of hardware, operating systems, database systems and software engineering. Mr. Van Kirk worked as an independent consultant for 10 years from 1987 to 1997 and spearheaded and developed many diverse projects. Among these projects were a commodity analysis and charting package (which was an ongoing project over the course of these 10 years) for CTS Financial publishing of Palm Beach Florida, a windows-based point of sale system designed for small business owners (also ongoing project during the course of these 10 years), a membership rewards package for Govnor's Park Restaurant in Denver in 1996, an image capturing and filing system for Technical Instruments in Denver Colorado from 1995 - 1997, and a Java based on-line annotation system of Autocad files for The Pigeon Hole of Denver Colorado in 1997. Mr. Van Kirk obtained his Bachelors of Arts in Computer Science, Mathematics and Classics from the University of Colorado in May of 1990.

     Donald J. Lisa. Mr. Lisa was appointed as a Director of the Company in August 2000. Since 1987, Mr. Lisa has continued his own intellectual property law firm and his own mergers and acquisitions consulting business, Lisa & Company, both of which businesses has been diligently pursued for the last 13 years. From 1974 through 1987, Mr. Lisa worked for Motorola, Inc in Schaumburg, Illinois, where he held positions of Division Patent Counsel to the Automotive Products Division, Executive Director Technology Asset Management, Vice President Patent Department and Corporate Staff General Patent Counsel, Vice President and Proprietary Rights Litigation Counsel, and finally, Vice President and Director of Acquisitions where he was responsible for all acquisitions, joint ventures, and divestiture activities, and for coordination of appropriate corporate support functions and sector/group representation in such activities, including accounting, international and domestic finance, human resources, and law. From 1965- 1974, Mr. Lisa rose to become a general partner in the New York City based patent law firm of Kenyon & Kenyon. Mr. Lisa received his Masters of Business Administration Degree from the University of Chicago Graduate School of Business in 1987, his Juris Doctor Degree from Harvard Law School in 1965, and his Bachelor Of Science in Engineering Degree from the U.S. Naval Academy in 1957. Mr. Lisa was a U.S. Naval Officer between 1957 -1962 serving as an all-weather jet fighter pilot rising to the rank of Lieutenant and accumulating 1200 hours of first pilot time in high performance military jet aircraft with 350 total carrier landings (150 at night) aboard the USS Forrestal and USS Independence.

     Proposal 2: The approval of the independent CPA selected by management will also be sought.

     A vote in favor of this proposal will give the Board of Directors the authority to retain the accounting firm of Clyde Bailey, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2000.

     Proposal 3: To ratify such other business as may properly come before the meeting or any adjournment thereof.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     Only shareholders of record at the close of business on July 14, 2000 will be entitled to vote at the Annual Meeting. On the record date, July 14, 2000, the Company had 10,352,109 outstanding shares of its $0.001 par value Common Stock. Each issued Common Share entitles its record owner to one vote on each matter to be voted upon at the meeting. There are no cumulative voting rights. The presence, in person or by proxy, of at least 5,176,055 shares will constitute a quorum.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgement on such matters.

                              SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals for action at the 2001 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information/Proxy Statement. The Secretary must receive proposals no later than March 31, 2001, for inclusion in next year's proxy statement.

     BY THE ORDER OF THE BOARD OF DIRECTORS:



 /s/ David Wintroub
-------------------------------
David Wintroub-President

Omaha, Nebraska
August 14, 2000

                  Global Entertainment Holdings/Equities, Inc.
                   The Board of Directors solicits this Proxy
                      for an Annual Meeting of Shareholders
                          to be held on August 30, 2000

     The undersigned hereby constitutes and appoints David Wintroub with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Global Entertainment Holdings/Equities, Inc., (the "Company") to be held August 30, 2000 at 10:00 a.m., Central Standard Time, at Harvey's Hotel and Casino, at 1 Harveys Blvd., Council Bluffs, Iowa 51501, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated August 14, 2000, and the accompanying Proxy Statement of the Company.

------------------------------------------------------------------------------

1.   Election  of the  Board of  Directors  until the next  Annual  Shareholders
     Meeting

     |_| For all nominees listed below (except as marked to the contrary)

                             For the nominee     Against the nominee   Abstain
     1.    Bryan Abboud          |_|                   |_|               |_|
     2.    David Wintroub        |_|                   |_|               |_|
     3.    Scott Van Kirk        |_|                   |_|               |_|
     4.    Don Lisa              |_|                   |_|               |_|

2. Ratify the employment of Clyde Bailey, P.C. as the Company's independent auditor for the fiscal year ending December 31, 2000


    |_|     For Proposal 2       |_|   Against Proposal 2       |_| Abstain


3. Any other business as may properly come before the meeting or any adjournment thereof.

    |_|     For Proposal 3       |_|   Against Proposal 3      |_| Abstain

     In Their Discretion, the Proxies Are Authorized to Vote upon Such Other Business That May Properly Come Before the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

Dated                        , 2000
      -----------------------



-----------------------        -----------------------
Shareholder's Signature        Shareholder's Signature   Number of Shares Voted

     PLEASE SIGN AND RETURN TO THE ADDRESSEE IN THE ENCLOSED STAMPED ENVELOPE.

     Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint owner should sign. Executors, administrators, trustees, guardians, and attorney should indicate the respective capacities in which they sign. Attorney should submit powers of attorney.